UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2020

SPHERE 3D CORP.
(Exact Name of Registrant as Specified in Charter)

Ontario, Canada	001-36532	98-1220792
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

895 Don Mills Road, Bldg. 2, Suite 900 Toronto, Ontario	M3C 1W3
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 571-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2020, Sphere 3D Corp. (the "Company") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with two investors (the "Purchasers") relating to the issuance and sale to each investor of 847,000 shares (the "Shares") of the Company's to-be-established Series D Convertible Preferred Stock, no par value (the "Preferred Stock") and warrants (the "Warrants") to purchase up to 847,000 shares of the Company's common stock, no par value (the "Common Stock") in a private placement transaction, in exchange for the assignment to the Company by the investors of certain promissory notes held by the investors in an aggregate amount of $1,100,000. The sale of the Shares to the Purchasers is expected to close on May 6, 2020 (the "Closing"). A copy of the Securities Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Form of Warrant is attached as Exhibit 10.2 and incorporated herein by reference. The Form of Certificate of Designation for the Preferred Stock (the "Certificate of Designation") is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Under the Securities Purchase Agreement, the Company has made certain customary representations, warranties and covenants.

Subject to certain limitations, the Warrants will be exercisable commencing on the six month anniversary of the Closing (the "Initial Exercise Date") at an exercise price equal to $0.92 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the Initial Exercise Date.

Pursuant to the Certificate of Designation, the Shares are convertible into shares of Common Stock at the option of the holders thereof at any time after the issuance of Shares, at a conversion price equal to US$0.65, subject to certain anti-dilution adjustments.  Holders of Shares shall be entitled to receive dividends as and when paid to the holders of Common Stock of the Company on an as-converted basis.  The Shares do not have voting rights.

Neither the Shares nor Warrants have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares or Warrants in any state in which such offer, solicitation or sale would be unlawful.

The foregoing summary of the terms of the Securities Purchase Agreement, the Form of Warrant and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares and Warrants are being offered and sold to accredited investors without registration under the Securities Act or any state securities laws. The Company is relying upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares or Warrants in any state in which such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
Exhibit 10.1	Purchase Agreement by and among the Company and the investors identified on the signature pages thereto, dated April 30, 2020
Exhibit 10.2	Form of Common Stock Purchase Warrant dated April 30, 2020
Exhibit 10.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2020

SPHERE 3D Corp.

By:	/s/ Peter Tassiopoulos
Name: Peter Tassiopoulos
Title: Chief Executive Officer

EXHIBIT INDEX Form 8-K

Exhibit Number	Description
Exhibit 10.1	Purchase Agreement by and among the Company and the investors identified on the signature pages thereto, dated April 30, 2020
Exhibit 10.2	Form of Common Stock Purchase Warrant dated April 30, 2020
Exhibit 10.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock